Exhibit 99.2

NOT FOR RELEASE, PUBLICATION OR DISTRIBUTION, IN WHOLE OR IN PART, IN, INTO OR FROM ANY JURISDICTION WHERE TO DO SO WOULD CONSTITUTE A VIOLATION OF THE RELEVANT LAWS OF SUCH JURISDICTION

FOR IMMEDIATE RELEASE

26 SEPTEMBER 2018

CASH OFFER

for

SKY PLC

(“SKY”)

by

TWENTY-FIRST CENTURY FOX, INC.

(“21CF”)

UPDATE ON CERTAIN MATTERS RELATING TO THE 21CF OFFER

On 22 September 2018, 21CF announced a revised cash offer for the fully diluted share capital of Sky which 21CF and its Affiliates do not already own at a price of £15.67 for each Sky Share (the 21CF Offer), following conclusion of the auction process conducted by the Panel. On the same date, Comcast Corporation (Comcast) announced a revised cash offer for the entire issued and to be issued share capital of Sky (the Comcast Offer) at a price of £17.28 for each Sky Share (the Comcast Offer Price). The Sky Independent Committee has recommended that Sky Shareholders accept the Comcast Offer.

The Comcast Offer values 21CF’s existing shareholding in Sky of 672,783,139 Sky Shares (the Existing 21CF Stake) at approximately £11.626 billion.

21CF announces that, pursuant to Note 1 on Rule 32.5 of the Code, the Panel has agreed to grant a dispensation to 21CF in respect of its obligation to send a revised offer document to Sky Shareholders setting out the revised 21CF Offer. Sky has consented to such dispensation. Therefore, 21CF will not be sending a revised offer document to Sky Shareholders.

21CF intends to either accept the revised Comcast Offer in respect of the Existing 21CF Stake or sell the Existing 21CF Stake to Comcast at the Comcast Offer Price. 21CF may accept the Comcast Offer upon lapse of the 21CF Offer, or at such earlier time as the Panel and 21CF may agree. Alternatively, a sale of the Existing 21CF Stake to Comcast may occur at any time that 21CF and Comcast may agree. Disney has consented to 21CF’s decision to either accept the revised Comcast Offer in respect of the Existing 21CF Stake or sell the Existing 21CF Stake to Comcast.

21CF intends to lapse its offer at the earliest opportunity. This will occur on 6 October 2018 (assuming 21CF does not receive sufficient acceptances of the 21CF Offer).

Sky Shareholders that have already accepted the 21CF Offer may withdraw their acceptances at any time after this announcement by following the procedure set out in paragraph 3(b) of Part C of the Offer Document sent by 21CF to Sky Shareholders on 7 August 2018. All acceptances not so withdrawn will, in any event, lapse when the 21CF Offer lapses.

21CF and Sky have agreed that all surviving provisions of the Co-operation Agreement will be terminated with effect from the lapse of the 21CF Offer. 21CF has also released those Sky directors that gave irrevocable undertakings to accept the 21CF Offer from such undertakings.

For the purposes of Rule 4.2(a) of the Code, this announcement constitutes public notice that 21CF might sell the Existing 21CF Stake to Comcast, either by accepting the Comcast Offer or by way of a sale outside the Comcast Offer.

Capitalised terms used but not defined in this announcement shall have the meanings given to them in the Offer Document.

Enquiries

21CF:

21CF

Investors	Media

Reed Nolte +1 212-852-7092	Nathaniel Brown +1 212-852-7746

Mike Petrie +1 212-852-7130	Miranda Higham +44 207-019-5632

Deutsche Bank AG, London Branch (Lead Financial Adviser to 21CF)	New York: +1 212 250 2500 London: +44 207 545 8000

Gavin Deane / James Arculus / Mathew Mathew / Jennifer Conway / Simon Hollingsworth (corporate broking)

Centerview Partners (Financial Adviser to 21CF)	New York: +1 212 380 2650 London: +44 207 409 9700

Blair Effron / David Cohen / James Hartop / Stefan Neata

Goldman Sachs International (Financial Adviser to 21CF)	New York: +1 212 902 1000 London: +44 20 7774 1000

John Waldron / Mike Smith / Mark Sorrell / Owain Evans

Brunswick	+44 207 404 5959

Jonathan Glass / Andrew Porter / Craig Breheny

Important notices relating to financial advisers

Deutsche Bank AG is authorised under German Banking Law (competent authority: European Central Bank) and, in the United Kingdom, by the Prudential Regulation Authority. It is subject to supervision by the European Central Bank and by BaFin, Germany’s Federal Financial Supervisory Authority, and is subject to limited regulation in the United Kingdom by the Prudential Regulation Authority and Financial Conduct Authority. Neither Deutsche Bank AG, acting through its London Branch (Deutsche Bank) nor any other member of the group of companies controlled by Deutsche Bank AG will be responsible to any persons other than 21CF for providing any of the protections afforded to clients of Deutsche Bank nor for providing advice in relation to the Acquisition or any matters referred to in this announcement. Neither Deutsche Bank nor any other member of the group of companies controlled by Deutsche Bank AG owes or accepts any duty, liability or responsibility whatsoever (whether direct or indirect, whether in contract, in tort, under statute or otherwise) to any person who is not a client of Deutsche Bank in connection with this announcement, any statement contained herein, or otherwise. Deutsche Bank is acting as financial adviser to 21CF and no one else in connection with the contents of this announcement.

Centerview Partners UK LLP (Centerview Partners), which is authorised and regulated by the Financial Conduct Authority, is acting as joint financial adviser to 21CF and no one else in connection with the contents of this announcement and neither Centerview Partners nor any of its affiliates will be responsible to anyone other than 21CF for providing the protections afforded to its clients or for providing advice in connection with the contents of this announcement or any matter referred to in this announcement. Centerview Partners accordingly disclaims to the fullest extent permitted by law all and any responsibility and liability whether arising in tort, contract or otherwise (save as referred to above) which it might otherwise have in respect of this announcement.

Goldman Sachs International, which is authorised by the Prudential Regulation Authority and regulated by the Financial Conduct Authority and the Prudential Regulation Authority in the United Kingdom, is acting exclusively for 21CF and no one else in connection with the Acquisition and will not be responsible to anyone other than 21CF for providing the protections afforded to clients of Goldman Sachs International, or for providing advice in relation to the Acquisition or any matter or arrangement referred to in this announcement. Neither Goldman Sachs International nor any of its affiliates owes or accepts any duty, liability or responsibility whatsoever (whether direct or indirect, whether in contract, in tort, under statute or otherwise) to any person who is not a client of Goldman Sachs International in connection with the Acquisition, this announcement, any statement contained herein, or otherwise.

Further information

This announcement is for information purposes only and is not intended to, and does not, constitute or form part of any offer or invitation, or the solicitation of an offer to purchase, otherwise acquire, subscribe for, sell or otherwise dispose of, any securities or the solicitation of any vote or approval of an offer to buy securities in any jurisdiction pursuant to the Acquisition or otherwise.

Overseas Shareholders

The release, publication or distribution of this announcement in, and the availability of the 21CF Offer to persons who are residents, citizens, or nationals of jurisdictions other than the UK may be restricted by law and therefore any persons who are subject to the laws and/or regulations of any jurisdiction other than the UK should inform themselves about, and observe, any applicable restrictions and legal and regulatory requirements.

Sky Shareholders who are in any doubt regarding such matters should consult an appropriate independent advisor in the relevant jurisdiction without delay. Any failure to comply with such restrictions and/or requirements may constitute a violation of the laws and/or regulations of any such jurisdiction.

This announcement has been prepared for the purpose of complying with English law and the City Code and the information disclosed may not be the same as that which would have been disclosed if this announcement had been prepared in accordance with the laws of jurisdictions outside the UK.

Disclosure Requirements of the City Code

Under Rule 8.3(a) of the City Code, any person who is interested in one per cent. or more of any class of relevant securities of an offeree company or of any securities exchange offeror (being any offeror other than an offeror in respect of which it has been announced that its offer is, or is likely to be, solely in cash) must make an Opening Position Disclosure following the commencement of the Offer Period and, if later, following the announcement in which any securities exchange offeror is first identified.

An Opening Position Disclosure must contain details of the person’s interests and short positions in, and rights to subscribe for, any relevant securities of each of (i) the offeree company and (ii) any securities exchange offeror(s). An Opening Position Disclosure by a person to whom Rule 8.3(a) applies must be made by no later than 3.30 p.m. (London time) on the 10th business day following the commencement of the Offer Period and, if appropriate, by no later than 3.30 p.m. (London time) on the 10th business day following the announcement in which any securities exchange offeror is first identified. Relevant persons who deal in the relevant securities of the offeree company or of a securities exchange offeror prior to the deadline for making an Opening Position Disclosure must instead make a Dealing Disclosure.

Under Rule 8.3(b) of the City Code, any person who is, or becomes, interested in one per cent. or more of any class of relevant securities of the offeree company or of any securities exchange offeror must make a Dealing Disclosure if the person deals in any relevant securities of the offeree company or of any securities exchange offeror. A Dealing Disclosure must contain details of the dealing concerned and of the person’s interests and short positions in, and rights to subscribe for, any relevant securities of each of (i) the offeree company and (ii) any securities exchange offeror, save to the extent that these details have previously been disclosed under Rule 8. A Dealing Disclosure by a person to whom Rule 8.3(b) applies must be made by no later than 3.30 p.m. (London time) on the business day following the date of the relevant dealing.

If two or more persons act together pursuant to an agreement or understanding, whether formal or informal, to acquire or control an interest in relevant securities of an offeree company or a securities exchange offeror, they will be deemed to be a single person for the purpose of Rule 8.3.

Opening Position Disclosures must also be made by the offeree company and by any offeror and Dealing Disclosures must also be made by the offeree company, by any offeror and by any persons acting in concert with any of them (see Rules 8.1, 8.2 and 8.4).

Details of the offeree and offeror companies in respect of whose relevant securities Opening Position Disclosures and Dealing Disclosures must be made can be found in the Disclosure Table on the Panel’s website at www.thetakeoverpanel.org.uk, including details of the number of relevant securities in issue, when the Offer Period commenced and when any offeror was first identified. If you are in any doubt as to whether you are required to make an Opening Position Disclosure or a Dealing Disclosure, you should contact the Panel’s Market Surveillance Unit on +44 (0)20 7638 0129.

Publication on Website

This announcement will be available free of charge, subject to certain restrictions in relation to persons resident in Restricted Jurisdictions, at www.21cf-offer-for-Sky.com by no later than 12.00 noon (London time) on the business day following this announcement.

Neither the content of any website referred to in this announcement nor the content of any website accessible from hyperlinks is incorporated into, or forms part of, this announcement.

Time

All times shown in this announcement are London times, unless otherwise stated.